UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 22, 2020

Allegheny Technologies Incorporated

(Exact name of registrant as specified in its charter)

Delaware	1-12001	25-1792394
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Six PPG Place, Pittsburgh, Pennsylvania	15222-5479
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (412) 394-2800

N/A

(Former name or former address, if changed since last report).

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10 per share	ATI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

Convertible Notes and the Indenture

On June 22, 2020, Allegheny Technologies Incorporated (the “Company”) completed its private offering of $285.0 million in aggregate principal amount of 3.50% Convertible Senior Notes due 2025 (the “Notes”). The Company granted the initial purchasers of the Notes a 13-day option to purchase up to an additional $40.0 million aggregate principal amount of the Notes on the same terms and conditions, which option has not been exercised as of the date of filing of this Current Report on Form 8-K.

The net proceeds from this offering were approximately $276.3 million, after deducting the initial purchasers’ discounts and commissions and the estimated offering expenses payable by the Company. The Company used approximately $222.3 million of the net proceeds of the offering of the Notes to repurchase approximately $203.2 million aggregate principal amount of its outstanding 4.75% Convertible Senior Notes due 2022 (the “2022 Notes”). The Company also used approximately $19.0 million of the net proceeds of the offering of the Notes to pay the cost of the Capped Call Transactions (as defined below). The Company intends to use the remainder of the net proceeds from the offering to pay fees and expenses in connection with the offering of the Notes and the Capped Call Transactions and for general corporate purposes.

In connection with the issuance of the Notes, the Company entered into an Indenture, dated June 22, 2020 (the “Indenture”), with The Bank of New York Mellon, as trustee. The Indenture includes customary covenants, sets forth certain events of default after which the Notes may be declared immediately due and payable and sets forth certain types of bankruptcy or insolvency events of default involving the Company after which the Notes become automatically due and payable.

The Notes are senior unsecured obligations of the Company. The Notes will mature on June 15, 2025, unless earlier converted, redeemed or repurchased in accordance with their terms. The Notes will bear interest from June 22, 2020 at a rate of 3.50% per year payable semi-annually in arrears on June 15 and December 15 of each year, beginning on December 15, 2020. The Notes will be convertible at the option of the holders at any time prior to the close of business on the business day immediately preceding March 15, 2025, only under the following circumstances: (1) during any calendar quarter commencing after the calendar quarter ending on June 30, 2020 (and only during such calendar quarter), if the last reported sale price of the Company’s common stock, $0.10 par value (“Common Stock”), for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day; (2) during the five business day period after any five consecutive trading day period (the “Measurement Period”) in which the trading price (as defined in the Indenture) per $1,000 principal amount of Notes for each trading day of the Measurement Period was less than 98% of the product of the last reported sale price of the Common Stock and the conversion rate in effect on each such trading day; (3) if the Company calls any or all of the Notes for redemption, at any time prior to the close of business on the scheduled trading day immediately preceding the redemption date; or (4) upon the occurrence of specified corporate events. On or after March 15, 2025 until the close of business on the second scheduled trading day immediately preceding the maturity date, holders may convert all or any portion of their Notes, in multiples of $1,000 principal amount, at the option of the holder regardless of the foregoing circumstances.

Upon conversion, the Company may satisfy its conversion obligation by paying or delivering, as the case may be, cash, shares of Common Stock or a combination of cash and shares of Common Stock, at the Company’s election, in the manner and subject to the terms and conditions provided in the Indenture. The initial conversion rate for the Notes will be 64.5745 shares of Common Stock per $1,000 principal amount of Notes, which is equivalent to an initial conversion price of approximately $15.49 per share of Common Stock. The initial conversion price represents a premium of approximately 45% to the $10.68 per share closing price of the Common Stock on The New York Stock Exchange on June 17, 2020. The conversion rate is subject to adjustment under certain circumstances in accordance with the terms of the Indenture. In connection with certain corporate events or if the Company issues a notice of redemption, it will, under certain circumstances, increase the conversion rate for holders who elect to convert their notes in connection with such corporate event or during the relevant redemption period.

The Company may not redeem the Notes prior to June 15, 2023. The Company may redeem for cash all or any portion of the Notes, at its option, on or after June 15, 2023 if the last reported sale price of the Common Stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive), including the trading day immediately preceding the date on which the Company provides notice of redemption, during any 30 consecutive trading day period ending on, and including, the trading day immediately preceding the date on which it provides notice of redemption at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. No sinking fund is provided for the Notes.

If the Company undergoes a fundamental change (as defined in the Indenture), holders may require the Company to repurchase for cash all or any portion of their Notes at a fundamental change repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

The foregoing is a summary of the material terms and conditions of the Indenture and is not a complete discussion. Accordingly, the foregoing is qualified in its entirety by reference to the full text of the Indenture, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference. A form of Note is included in Exhibit 4.1.

Capped Call Transactions

In connection with the offering of the Notes, on June 17, 2020, the Company entered into privately negotiated capped call transactions (collectively, the “Capped Call Transactions”) with certain of the initial purchasers or their respective affiliates pursuant to capped call confirmations in substantially the form filed as Exhibit 10.1 to this Current Report on Form 8-K (each a “Confirmation”). The Capped Call Transactions are expected generally to reduce the potential dilution to the Common Stock upon any conversion of the Notes and/or offset any cash payments the Company is required to make in excess of the principal amount of converted Notes, as the case may be, with such reduction and/or offset subject to a cap based on the cap price. The cap price of the Capped Call Transactions will initially be approximately $19.76 per share, which represents a premium of 85% over the last reported sale price of the Common Stock of $10.68 per share on June 17, 2020, and is subject to certain adjustments under the terms of the Capped Call Transactions.

The foregoing description of the Capped Call Transactions contained herein is qualified in its entirety by reference to the text of the form of Confirmation filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities

The disclosure set forth above under Item 1.01 is hereby incorporated by reference into this Item 3.02.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit 4.1	Indenture, dated June 22, 2020 (the “Indenture”), by and between Allegheny Technologies Incorporated and The Bank of New York Mellon, as trustee.

Exhibit 4.2	Form of 3.50% Convertible Senior Note due 2025 (included in Exhibit 4.1).

Exhibit 10.1	Form of Capped Call Confirmation.

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLEGHENY TECHNOLOGIES INCORPORATED

By:	/s/ Elliot S. Davis
Elliot S. Davis
Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary

Dated: June 22, 2020